UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2013, as part of the planned management succession program, David L. Meyers was appointed Interim Chief Operating Officer of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), and will succeed Michael L. Stache, Senior Vice President and Chief Operating Officer of StoneMor GP, following his retirement. Mr. Stache, who has served as StoneMor GP’s SVP and COO since its formation in 2004, plans to retire by December 31, 2013 and will work with Mr. Myers in effecting a smooth transition.

Mr. Meyers, 45, has held a variety of positions with increasing responsibilities at Terminix International for more than 22 years, where he was most recently Division Vice President from July 2005 until November 2012. In his capacity as Division Vice President at Terminix International, Mr. Meyers managed the operations of multiple branch locations and regional management teams in the southeastern part of the United States. His responsibilities included developing the division’s organizational structure, designing process improvements and leveraging technology to monitor operational results, increase productivity and drive competitive strengths. Terminix International is a subsidiary of The ServiceMaster Company, a global company, with services including, among others, termite and pest control.

In connection with his appointment, Mr. Meyers entered into a Letter Agreement with StoneMor GP, which provides for Mr. Meyers to receive an annual base salary of $300,000 per year and a hiring bonus of $12,500. Pursuant to the Letter Agreement, Mr. Meyers is also eligible to receive a discretionary annual bonus of up to a maximum of 25% of his annual base salary. The sum of $75,000 is guaranteed as the minimum annual bonus for the calendar year ending December 31, 2014. Mr. Meyers will be provided with temporary housing for 120 days, and StoneMor GP will cover the customary buyers’ closing costs (excluding down payment) for the purchase of a home by December 31, 2014. StoneMor GP will also reimburse Mr. Meyers’ relocation expenses, subject to Mr. Meyers’ obligation to pay back the reimbursed expenses if he terminates his employment within 12 months from the relocation date.

In addition, Mr. Meyers was granted 25,000 unit appreciation rights (“UARs”) under the Partnership’s Long-Term Incentive Plan, as amended. UARs vest at a percentage rate equal to a fraction, the numerator of which is the number of calendar months of employment which have elapsed since October 22, 2013 and the denominator of which is 48. The UARs expire 5 years after the date of the grant. Mr. Meyers entered into a Unit Appreciation Rights Agreement with StoneMor GP related to the grant of the UARs. Mr. Meyers also entered into a Confidentiality and Non-Compete Agreement with StoneMor GP, which contains customary non-solicitation, non-competition and confidentiality covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: October 24, 2013